Exhibit 1.1
MOLECULAR PARTNERS AG
[●] American Depositary Shares,
representing [●] Common Shares
Underwriting Agreement
_________, 2021

J.P. Morgan Securities LLC
SVB Leerink LLC
Cowen and Company, LLC

As Representatives of the
several Underwriters listed
in Schedule 1 hereto

c/o J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

c/o SVB Leerink LLC One Federal Street, 37th Floor Boston, MA 02110

c/o Cowen and Company, LLC 599 Lexington Avenue New York, New York 10022
Ladies and Gentlemen:
Molecular Partners AG, a company limited by shares (Aktiengesellschaft) organized under the laws of Switzerland (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [●] American Depositary Shares (“ADSs”), representing [●] common shares with a nominal value of CHF 0.10 each (the “Common Shares”), of the Company (the “Underwritten ADSs”) and, at the option of the Underwriters, up to an additional [●] ADSs, representing [●] Common Shares (the “Option ADSs”). The Underwritten ADSs and the Option ADSs are herein referred to as the “Offered ADSs.” The Common Shares represented by the Underwritten ADSs are herein referred to as the “Underwritten Shares,” the Common Shares represented by the Option ADSs are herein referred to as the “Option Shares” and the Underwritten Shares and Option Shares are herein together referred to as the “Shares.”
The Offered ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), to be dated as of the Closing Date (as hereinafter defined) among the Company,

Citibank, N.A., as depositary (the “Depositary”), and the holders and beneficial owners from time to time of the ADSs. Each Offered ADS will initially represent the right to receive one Common Share deposited pursuant to the Deposit Agreement.
The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Offered ADSs, as follows:
1.    Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-1 (File No. 333-[●]), including a prospectus, relating to the Offered ADSs. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Offered ADSs. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated [●], 2021 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.
“Applicable Time” means [●] [A/P].M., New York City time, on [●], 2021.
2.    Purchase of the ADSs.
(a)    The Company agrees to issue and sell the Underwritten ADSs to the several Underwriters as provided in this underwriting agreement (this “Agreement”), and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per ADS of $[●] (the “Purchase Price”) from the Company the respective number of Underwritten ADSs set forth opposite such Underwriter’s name in Schedule 1 hereto.
In addition, the Company agrees to issue and sell the Option ADSs to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option

ADSs at the Purchase Price less an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Underwritten ADSs but not payable on the Option ADSs.
If any Option ADSs are to be purchased, the number of Option ADSs to be purchased by each Underwriter shall be the number of Option ADSs which bears the same ratio to the aggregate number of Option ADSs being purchased as the number of Underwritten ADSs set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Underwritten ADSs being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional ADSs as the Representatives in their sole discretion shall make.
The Underwriters may exercise the option to purchase Option ADSs at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option ADSs as to which the option is being exercised and the date and time when the Option ADSs are to be delivered and paid for, which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such notice shall be given at least three business days prior to the date and time of delivery specified therein.
(b)    The Company understands that the Underwriters intend to make a public offering of the Offered ADSs in the United States, and initially to offer the Offered ADSs on the terms set forth in the Pricing Disclosure Package. The Company acknowledges and agrees that the Underwriters may offer and sell Offered ADSs to or through any affiliate of an Underwriter.
(c)    Payment for the Offered ADSs shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives, in the case of the Underwritten ADSs, at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017 at 10:00 A.M. New York City time on [●], 2021, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option ADSs, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option ADSs. The time and date of such payment for the Underwritten ADSs is referred to herein as the “Closing Date,” and the time and date for such payment for the Option ADSs, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”
Payment for the Offered ADSs to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made (i) to the Company net of the Capital Increase Amount and the Option Capital Increase Amount (each as defined below), as applicable, and against delivery to the Representatives for the respective accounts of the several Underwriters of the Offered ADSs to be purchased on such date or the Additional Closing Date, as the case may be, with any documentary, stamp, stamp duty reserve tax or issue, registration, sales, transfer or similar taxes or duties payable in connection with the issue and delivery of the Shares and/or the offering and sale of such Offered ADSs, including, but not limited to Swiss federal securities turnover tax (Umsatzabgabe) and Swiss issuance stamp tax (Emissionsabgabe), duly paid by the Company and (ii) in the amount of the Capital Increase Amount and the Option Capital Increase Amount, as applicable, to the Settlement Agent, with the funds to be credited as instructed by the Company. Delivery of the Offered ADSs shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. The certificates for the Offered ADSs will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.
(d)    The Company acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Offered ADSs contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor the other Underwriters shall have any responsibility or liability to the Company with respect thereto. Any review by the Representatives and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
3.    Capital Increase and Initial Subscription.
(a)    The Company confirms that:
(1)    Pursuant to its articles of association, the Board of Directors of the Company may effect an increase of the Company’s share capital in a maximum amount of CHF 728,675 by issuing up to 7,286,750 Common Shares out of the Company’s authorized share capital, such authorization having been granted by resolution of the shareholders’ meeting of April 21, 2021; and
(2)    On or about [●], 2021 the Board of Directors of the Company resolved on an increase in the share capital of the Company (Erhöhungsbeschluss) from CHF 2,914,699.20 to a maximum amount of CHF [●] by issuing up to [●] new Common Shares from the authorized share capital for the purpose of the transactions contemplated by this Agreement (“Capital Increase”), whereby all statutory pre-emptive rights to which the shareholders of the Company are entitled under Swiss law have been validly excluded.
(b)    The Company undertakes to cause Zürcher Kantonalbank (the “Settlement Agent”):
(1)    to subscribe, on or by 8:00 a.m. (Swiss time) on [●], 2021, or such other date as agreed between the Company and the Representatives (the “Capital Increase Date”), the Underwritten Shares at the issue price of CHF 0.10 per Underwritten Share corresponding to the nominal value of each such Underwritten Share and to deliver the corresponding subscription form (Zeichnungsschein) to the Company; and
(2)    to deposit or cause to be deposited same-day funds (in CHF) for value not later than 8:00 a.m. (Swiss time) on the Capital Increase Date in the amount of the aggregate nominal value of the Underwritten Shares (the “Capital Increase Amount”) with UBS AG (the “Capital Increase Bank”), in a blocked account for such capital increase (Kapitaleinzahlungskonto), made out to the Company (the “Capital Increase Account”), allowing the Capital Increase Bank to issue and deliver a written confirmation of payment of the Capital Increase Amount (Kapitaleinzahlungsbestätigung) to the Company no later than 8:30 a.m. (Swiss time) on the Capital Increase Date.
(c)    Upon receipt of the documents referred to in Section 3(b) and before 9:00 a.m. (Swiss time) on the Capital Increase Date, the Board of Directors (or a committee or a Board member duly authorized by the Board of Directors) will:
(1)    adopt a report on the Capital Increase (Kapitalerhöhungsbericht) in accordance with Swiss law;
(2)    procure that a licensed auditor verifies the report on the Capital Increase in accordance with article 652f of the Swiss Code of Obligations and confirms in writing that it is complete and accurate (Prüfungsbestätigung) in accordance with Swiss law;
(3)    resolve on the Capital Increase and make all amendments to the articles of association of the Company necessary in connection with the Capital Increase (Feststellungs- und Statutenänderungsbeschluss); and
(4)    promptly thereafter, but no later than 9:00 a.m. (Swiss time) on the Capital Increase Date, file the documents necessary for the registration of the Capital Increase with the Commercial Register of the Canton of Zurich;
provided, however, that if this Agreement is terminated pursuant to Section 11 prior to the Company filing the relevant documents with the Commercial Register of the Canton of Zurich, (A) the Company undertakes not to resolve on the Capital Increase (if it has not already done so) and not to file the relevant documents with the Commercial Register of the Canton of Zurich.
(d)    Following the registration of the Capital Increase in the Commercial Register of the Canton of Zurich pursuant to Section 3(c), the Company shall:
(1)    no later than 3:00 p.m. (Swiss time) on the Capital Increase Date (i) deliver by way of email to each of the Representatives, the Capital Increase Bank, SIX, the share registrar of the Company and Advestra AG, pdf-copies of, (A) the certified excerpt from the Commercial Register of the Canton of Zurich featuring the approval from the Swiss Federal Office for the Commercial Register (Eidgenössisches Amt für das Handelsregister; EHRA) evidencing the Capital Increase, (B) the certified updated articles of association of the Company evidencing the Capital Increase and (C) the duly signed book of uncertificated securities (Wertrechtebuch) of the Company and evidencing the Settlement Agent as first holder of the Underwritten Shares; and (ii) take all steps necessary to ensure that the Underwritten Shares will be (A) issued to the Settlement Agent, (B) duly recorded as book-entry securities (Bucheffekten) in the main register (Hauptregister) maintained by SIX SIS AG (“SIS”) and (C) duly delivered through the facilities of SIS to a security deposit account of the Settlement Agent for delivery to the Depositary; and
(2)    no later than 10:00 a.m. (Swiss time) on [●], 2021, take all steps necessary to ensure that the Underwritten Shares will be (A) duly onward delivered through the facilities of SIS by the Settlement Agent to the Depositary upon receipt by the Settlement Agent of a position transfer order (DI-DI) from the Depositary, all in accordance with the provisions of the Swiss Federal Act on Intermediated Securities and (B) freely transferable (subject to any applicable restrictions set forth in the articles of association of the Company) on such date.
(e)    Any fees payable to the Capital Increase Bank for any transfer of the funds deposited in the Capital Increase Account shall be payable to the Capital Increase Bank by the Company.
4.    Option Capital Increase.
(a)    If and to the extent the Underwriters exercise their option to purchase the Option ADSs, the Company undertakes to promptly have its Board of Directors resolve on an increase in the share capital of the Company (Erhöhungsbeschluss) by issuing the relevant number of Option Shares (“Option Capital Increase”), whereby all statutory pre-emptive rights to which the shareholders of the Company are entitled under Swiss law have been validly excluded.
(b)    If and to the extent the Underwriters exercised their option to purchase the Option ADSs and the Company’s Board of Directors passed the resolution set forth in Section 4(a), the Company undertakes to cause the Settlement Agent:
(1)    to subscribe, on or by 8:00 a.m. (Swiss time) on the day which is two business days prior to the Additional Closing Date or such other date as agreed between the Company and the Representatives (the “Option Capital Increase Date”), for the Option Shares at the issue price of CHF 0.10 per Option Share corresponding to the nominal value of each such Option Share and to deliver the corresponding subscription form (Zeichnungsschein) to the Company; and
(2)    to deposit or cause to be deposited same-day funds (in CHF) for value not later than 8:00 a.m. (Swiss time) on the Option Capital Increase Date in the amount of the aggregate nominal value of the Option Shares (the “Option Capital Increase Amount”) with the Capital Increase Bank, in a blocked account for such capital increase (Kapitaleinzahlungskonto), made out to the Company (the “Option Capital Increase Account”), allowing the Capital Increase Bank to issue and deliver a written confirmation of payment of the Option Capital Increase Amount (Kapitaleinzahlungsbestätigung) to the Company no later than 8:30 a.m. (Swiss time) on the Option Capital Increase Date.

(c)    Upon receipt of the documents referred to in Section 4(b) and before 9:00 a.m. (Swiss time) on the Option Capital Increase Date, the Board of Directors (or a committee or a Board member duly authorized by the Board of Directors) will:
(1)    adopt a report on the Option Capital Increase (Kapitalerhöhungsbericht) in accordance with Swiss law;
(2)    procure that a licensed auditor verifies the report on the Option Capital Increase in accordance with article 652f of the Swiss Code of Obligations and confirms in writing that it is complete and accurate (Prüfungsbestätigung) in accordance with Swiss law;
(3)    resolve on the Option Capital Increase and make all amendments to the articles of association of the Company necessary in connection with the Option Capital Increase (Feststellungs- und Statutenänderungsbeschluss); and
(4)    promptly thereafter, but no later than 9:00 a.m. (Swiss time) on the Option Capital Increase Date, file the documents necessary for the registration of the Option Capital Increase with the Commercial Register of the Canton of Zurich;
provided, however, that if this Agreement is terminated pursuant to Section 11 prior to the Company filing the relevant documents with the Commercial Register of the Canton of Zurich, (A) the Company undertakes not to resolve on the Option Capital Increase (if it has not already done so) and not to file the relevant documents with the Commercial Register of the Canton of Zurich.
(d)    Following the registration of the Option Capital Increase in the Commercial Register of the Canton of Zurich pursuant to Section 4(c), but in no event later than [3:00 p.m.] (Swiss time) on the Option Capital Increase Date, the Company will:
(1)    Deliver by way of email to each of the Representatives, the Capital Increase Bank, SIX, the share registrar of the Company and Advestra AG pdf-copies of, (A) the certified excerpt from the Commercial Register of the Canton of Zurich featuring the approval from the Swiss Federal Office for the Commercial Register (Eidgenössisches Amt für das Handelsregister; EHRA) evidencing the Option Capital Increase, (B) the certified updated articles of association of the Company evidencing the Option Capital Increase and (C) the duly signed book of uncertificated securities (Wertrechtebuch) of the Company and evidencing the Settlement Agent as first holder of the Option Shares; and
(2)    Take all steps necessary to ensure that the Option Shares will be (A) issued to the Settlement Agent, (B) duly recorded as book-entry securities (Bucheffekten) in the main register (Hauptregister) maintained by SIS, (C) duly delivered through the facilities of SIS toa security deposit account of the Settlement Agent for delivery to the Depositary by no later than 10:00 a.m. (Swiss time) of the business day after the Option Capital Increase Date, (D) duly onward delivered by no later than 10:00 a.m. (Swiss time) of the business day after the Option Capital Increase Date through the facilities of SIS by the Settlement Agent to the Depositary upon receipt by the Settlement Agent of a position transfer order (DB-DI) from the Depositary, all in accordance with the provisions of the Swiss Federal Act on Intermediated

Securities, and (E) freely transferable (subject to any applicable restrictions set forth in the articles of association of the Company) on such date.
(e)    Any fees payable to the Capital Increase Bank for any transfer of the funds deposited in the Option Capital Increase Account shall be payable to the Capital Increase Bank by the Company.
5.    Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:
(a)    Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the applicable requirements of the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof.
(b)    Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.
(c)    Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such, for which it makes no representation or warranty) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered ADSs or the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives, such approval not to be unreasonably withheld or delayed. Each such Issuer Free Writing Prospectus complied, or will comply, in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and (except as expressly set forth in such Issuer Free Writing Prospectus) does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with any other Issuer Free Writing Prospectus(es) and the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof.
(d)    Emerging Growth Company. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication undertaken in reliance on Section 5(d) of the Securities Act) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Securities Act.
(e)    Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives (x) with entities that are qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act (“IAIs”) and otherwise in compliance with the requirements of Section 5(d) of the Securities Act or (y) with entities that the Company reasonably believed to be QIBs or IAIs and otherwise in compliance with the requirements of Rule 163B under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications by virtue of a writing substantially in the form of Exhibit A hereto. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Annex B hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the applicable requirements of the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(f)    Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Offered ADSs has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the applicable requirements of the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the applicable requirements of the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof.
(g)    Form F-6. A registration statement on Form F-6 (File No. 333-[●]), and any amendments thereto, in respect of the Offered ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to the Representatives and has been declared effective by the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or, to the Company’s knowledge, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); as of the applicable effective date of the ADS Registration Statement and any post-effective amendment thereto, the ADS Registration Statement and any such post-effective amendment complied and will comply in all material respects with the applicable requirements of the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.
(h)    Form 8-A. The Company has filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement, as amended (the “Exchange Act Registration Statement”), on Form 8-A (File No. 001-[●]) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Common Shares and ADSs.
(i)    SIX Listing. All issued and outstanding Common Shares are properly listed on the SIX Swiss Exchange AG (together with SIX Exchange Regulation AG, “SIX”) pursuant to the International Reporting Standard (the “Listing”). The Company has furnished from time to time any and all documents, instruments, information and undertakings, published all advertisements and other material that are necessary in order to maintain the Listing and has taken all other such actions as may be required by the SIX in order to comply in all material respects with the listing rules of the SIX (“Listing Rules”) and in particular the duty of notifying the market in the event of developments relevant to the share price (ad-hoc publicity), and any other duty of notification to the SIX.
(j)    Disclosure. The information set forth in the Company’s annual report for the financial year ended December 31, 2020 and any media release, investor presentations and other reports and information published by the Company since January 1, 2021 or filed with the Swiss Financial Market Supervisory Authority (“FINMA”) or SIX does not contain any untrue, inaccurate or misleading statement of a material fact or any statement of a material fact in breach of statutory or regulatory (including stock exchange regulations) requirements and does not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such materials, when they were filed, published or sent, conformed to the applicable requirements of the SIX and/or FINMA, as applicable, and applicable Swiss law.
(k)    SIX Listing of Shares. The admission of the Shares to listing and to trading in accordance with the International Reporting Standard of the SIX has been duly granted, subject to customary conditions, by SIX, such admission to become effective on [●], 2021.
(l)    Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiary included in the

Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiary as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiary and presents fairly in all material respects the information shown thereby; if applicable, all disclosures included in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.
(m)    No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the share capital (other than the issuance of Common Shares upon exercise of share options or vesting of performance share units (“PSUs”) or restricted share units (“RSUs”) to the Company’s current or former directors, employees, consultants, advisors and management pursuant to its existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt or long-term debt of the Company or its subsidiary, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of shares, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiary taken as a whole; (ii) neither the Company nor its subsidiary has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiary taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiary taken as a whole; and (iii) neither the Company nor its subsidiary has sustained any loss or interference with its business that is material to the Company and its subsidiary taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority (including stock exchange authorities), except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(n)    No Postponement of Disclosure. The Company has made public all information required to be made public by applicable law and regulation (including stock exchange regulations) and the Company does not suspend the publication (kein Bekanntgabeaufschub) of ad hoc relevant information; the Company does not have any information concerning itself or its subsidiary which, if made public, would have a significant effect upon the market price of the Shares, and the offering and sale of the Offered ADSs will not constitute a violation by it of any applicable law prohibiting insider trading in securities.
(o)    Organization and Good Standing. The Company and its subsidiary have been duly organized and are validly existing and (if applicable) in good standing (or their jurisdictional equivalent, if any) under the laws of their respective jurisdictions of organization, are not in liquidation or receivership, are duly qualified to do business and are (if applicable) in good standing (or their jurisdictional equivalent, if any) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing (or their jurisdictional equivalent, if any) or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations, competitive position or prospects of the Company and its subsidiary taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiary listed in Exhibit 21 to the Registration Statement.
(p)    Insolvency. Neither the Company nor its subsidiary is the subject of any insolvency or bankruptcy proceedings, is over-indebted (in case of the Company in the meaning of article 725 of the Swiss Code of Obligations) or is unable to pay its debts when due or is otherwise insolvent. No order has been made, petition presented or resolutions passed for the winding up of the Company or its subsidiary and no meeting has been convened for the purpose of winding up the Company or its subsidiary. Neither the Company nor its subsidiary has been a party to any transaction which could be voided in a winding up. No steps have been taken for the appointment of an administrator or receiver (including an administrative receiver) of all or any part of the assets of the Company or its subsidiary. Neither the Company nor its subsidiary has commenced negotiations with its creditors or any class of its creditors with a view to rescheduling any of its indebtedness or has made or proposed any arrangement or composition with its creditors or any class of its creditors by reason of actual or anticipated financial difficulties.
(q)    Capitalization. The Company has the issued and outstanding share capital, the authorized share capital and the conditional share capital as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the

Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights granted by the Company or any of its affiliates (including, without limitation, subscription rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares or other equity interest in the Company or its subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any shares of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the share capital of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other similar claim of any third party.
(r)    Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiary (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the Company Stock Plans and all other applicable laws and regulatory rules (including stock exchange regulations) or requirements, any other exchange on which Company securities are traded, and (iii) each such grant was properly accounted for in accordance with IFRS in the financial statements (including the related notes) of the Company. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiary or their results of operations or prospects.
(s)    Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken. The Registration Statement, the Pricing Disclosure Package and the Prospectus and the publication thereof have been duly approved by the Company.
(t)    The Shares. The Shares to be issued and delivered by the Company in connection with the transactions contemplated by this Agreement have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued as uncertificated securities (Wertrechte), will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The subscription rights of the existing shareholders of the Company in connection with the issuance of the Shares have been validly excluded. The Shares will at all times rank pari passu in all respects with all other outstanding Common Shares, including their entitlement to dividends and granting the same voting and economic rights. Upon delivery of the Shares to the Depositary, good and valid title to such Shares will pass to the Depositary and the Shares will be free and clear of all liens, pledges, security interests, charges or other encumbrances (including without limitation any security interest under articles 24 and 25 of the Swiss Federal Intermediated Securities Act), and no person will have any pre-emptive right, right of first refusal or other third party right of any nature (whether in rem or in personam), or security interest of any kind or any agreement to create any of the foregoing. The Shares when issued and delivered and paid for as provided herein, will be, subject only to any restrictions applicable under the Company’s articles of association, freely transferable except as otherwise described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, and will not be subject to any third party rights granted by the Company or its subsidiary other than as contemplated by this Agreement. The Shares may be freely deposited by the Company with the Depositary against issuance of the Offered ADSs; the Offered ADSs to be sold by the Company, when issued and delivered against payment thereof, will be freely transferable by the Company to or for the account of the several Underwriters and (to the extent described in the Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Offered ADSs under the laws of Switzerland or the United States except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus under “Description of Share Capital and Articles of Association,” “Description of American Depositary Shares” and “Shares and ADSs Eligible for Future Sale.”
(u)    Transaction Documents. Each Transaction Document has been duly authorized by the Company and, in the case of this Agreement, constitutes and, in the case of the Deposit Agreement when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
(v)    Description of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(w)    No Violation or Default. Neither the Company nor its subsidiary is (i) in violation of its articles, charter, organizational regulations or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or its subsidiary is a party or by which the Company or its subsidiary is bound or to which any property or asset of the Company or its subsidiary is subject; or (iii) in violation of any law or statute applicable to the Company or its subsidiary or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority (including stock exchange authorities) having jurisdiction over the Company or its subsidiary, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
(x)    No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and delivery of the Shares, the issuance and sale of the Offered ADSs and the consummation of the transactions contemplated by the Transaction Documents or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or its subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or its subsidiary is a party or by which the Company or its subsidiary is bound or to which any property, right or asset of the Company or its subsidiary is subject, (ii) result in any violation of the provisions of the articles, charter, organizational regulations or by-laws or similar organizational documents of the Company or its subsidiary or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority (including stock exchange authorities), except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.
(y)    No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority (including stock exchange authorities) is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and delivery of the Shares, the issuance and sale of the Offered ADSs and the consummation of the transactions contemplated by the Transaction Documents, except (i) with regards to the issuance and sale of the Offered ADSs, for the registration of the ADSs under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities or foreign securities laws in connection with the purchase and distribution of the Offered ADSs by the Underwriters and (ii) with regards to the issuance and transfer to the custodian for the Depositary or its nominee of the Shares.
(z)    Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory (including stock exchange regulations) investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or its subsidiary is a party or to which any property of the Company or its subsidiary is the subject that, individually or in the aggregate, if determined adversely to the Company or its subsidiary, would reasonably be expected to have a Material Adverse Effect or are otherwise material in the context of the transactions contemplated by the Transaction Documents; to the knowledge of the Company, no such Actions are threatened or contemplated by any governmental or regulatory authority (including stock exchange authorities) or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(aa)    Independent Accountants. KPMG AG (Zurich), who have issued their report with respect to the audited consolidated financial statements of the Company and its subsidiary (the "Group") as of and for each of the years ended December 31, 2020 and 2019 included in the Registration Statement, is an independent registered public accounting firm with respect to the Group within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States), as required by the Securities Act and under the applicable provisions of Swiss law and the requirements of the Swiss audit profession, as well as the IESBA Code of Ethics for Professional Accountants.
(bb)    Title to Real and Personal Property. The Company and its subsidiary have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiary, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiary or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(cc)    Intellectual Property. (i) The Company and its subsidiary solely and exclusively own or have adequate, valid and enforceable rights to use all patents, trademarks, service marks, trade names, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other intellectual property, industrial property and proprietary rights in the United States and foreign jurisdictions (including all registrations and applications for registration of, and all goodwill associated with, the foregoing) (collectively, “Intellectual Property”) used in or necessary for the conduct of their respective businesses as currently contemplated and as proposed to be conducted in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) to the

Company’s knowledge, the Company’s and its subsidiary’s conduct of their respective businesses does not infringe, misappropriate or otherwise violate, and the Company and its subsidiary have not infringed, misappropriated or otherwise violated, any Intellectual Property of any person; (iii) there is no pending action, suit, claim or other proceeding alleging that the Company or its subsidiary infringes, misappropriates or otherwise violates any Intellectual Property of any person, and the Company and its subsidiary have not received any written notice of such allegation(s); (iv) the Company and its subsidiary have not received any written notice of any claim relating to any Intellectual Property owned or licensed by the Company and its subsidiary challenging the validity, enforceability, scope or ownership of such Intellectual Property, and no such action, suit, claim or other proceeding challenging the same is pending, except for usual proceedings before patent offices during patent prosecution; (v) to the knowledge of the Company, the Intellectual Property owned by or licensed to the Company and its subsidiary has not been infringed, misappropriated or otherwise violated by any person with material impact on the Company’s or its subsidiary’s business; (vi) there is no prior art of which the Company is aware that may render any issued patent held by the Company or its subsidiary invalid in its entirety or in material part or any patent application held by the Company or its subsidiary unpatentable which has not been disclosed to the U.S. Patent and Trademark Office or the relevant foreign patent authorities where a duty of disclosure exists; (vii) all past and current employees and contractors who to the knowledge of the Company have developed Intellectual Property for or on behalf of the Company have executed invention assignment agreements whereby such employee or contractor presently assigns all such Intellectual Property to the Company or one of its subsidiary; (viii) the Company and its subsidiary have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property owned or licensed by the Company and its subsidiary the value of which to the Company or its subsidiary is contingent upon maintaining the confidentiality thereof and no such Intellectual Property has been disclosed other than to employees, representatives and agents of the Company or its subsidiary all of whom are bound by a written confidentiality agreement and (ix) each agreement pursuant to which the Company or its subsidiary obtains any license or other rights to any Intellectual Property is a valid and binding agreement of the Company and its subsidiary and is in full force and effect, and none of the Company or its subsidiary or, to the knowledge of the Company, any other party thereto, is in default or breach under any terms of any such agreement and, to the knowledge of the Company, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any event of default thereunder.
(dd)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or its subsidiary, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Company or its subsidiary, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(ee)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered ADSs and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
(ff)    Taxes. The Company and its subsidiary have paid all material federal, state, cantonal, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or its subsidiary or any of their respective properties or assets.
(gg)    Licenses and Permits. The Company and its subsidiary possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, cantonal, local or foreign governmental or regulatory authorities (including stock exchange authorities) that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor its subsidiary has received written notice of any revocation, suspension or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
(hh)    No Labor Disputes. No labor disturbance by or dispute with employees of the Company or its subsidiary exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiary’s principal suppliers, contractors or customers, except as would not have a Material Adverse Effect. Neither the Company nor its subsidiary has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.
(ii)    Certain Environmental Matters. (i) The Company and its subsidiary (x) are in compliance with all, and have not violated any, applicable federal, state, cantonal, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants

(collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiary, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Pricing Disclosure Package and the Prospectus, (x) there is no proceeding that is pending, or that is known by the Company to be contemplated, against the Company or its subsidiary under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiary are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiary, and (z) none of the Company or its subsidiary anticipates material capital expenditures relating to any Environmental Laws.
(jj)    Benefits. Except as would not, individually or in the aggregate, have a Material Adverse Effect, all social security, pension fund or similar payments due by the Company and its subsidiary in favor of their employees have been fully paid or provisioned in the relevant financial statements, and the Company and its subsidiary have no unfunded liabilities with respect to any pension plan or scheme maintained by them (including through independent foundations) for their employees. The Company and each of its subsidiary are in all material respects in compliance with all applicable laws and regulations, trust documentation and contracts governing each pension plan or scheme maintained by them (including through independent foundations) for their employees.
(kk)    Disclosure Controls. The Company and its subsidiary maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the applicable requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiary have carried out evaluations of the effectiveness of their disclosure controls and procedures to the extent required by Rule 13a-15 of the Exchange Act.

(ll)    Accounting Controls. The Company and its subsidiary maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that are designed to comply with the applicable requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. The Company and its subsidiary maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s auditors and the Audit and Finance Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses known to the Company (if any) in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud (if any), whether or not material, known to the Company, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(mm)    Insurance. The Company and its subsidiary have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are generally maintained by similarly situated companies and which the Company believes are reasonably adequate to protect the Company and its subsidiary and their respective businesses; and neither the Company nor its subsidiary has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business in all material respects.
(nn)    Cybersecurity; Data Protection. The Company and its subsidiary’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiary as currently conducted. To the knowledge of the Company, the IT Systems are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiary have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation and security of all IT

Systems and personal, personally identifiable, sensitive, confidential or regulated data and trade secrets (“Protected Data”) used by or on behalf of the Company or its subsidiaries in connection with their businesses, and to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that individually or in the aggregate would not be expected to have a Material Adverse Effect or give rise to the duty to notify any other person. The Company and its subsidiary are presently in material compliance with all applicable laws or statutes (including the European Union General Data Protection Regulation) and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal and external policies and contractual obligations relating to the privacy and security of IT Systems and Protected Data and to the protection of such IT Systems and Protected Data from unauthorized use, access, misappropriation or modification.
(oo)    No Unlawful Payments. Neither the Company nor its subsidiary nor any director, officer or employee of the Company or its subsidiary nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or its subsidiary has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiary have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(pp)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or its subsidiary conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines applicable to such entities issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(qq)    No Conflicts with Sanctions Laws. Neither the Company nor its subsidiary, directors, officers, or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or its subsidiary is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), the State Secretariat for Economic Affairs of Switzerland (“SECO”) or the Swiss Directorate of International Law (“DIL”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or its subsidiary located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds resulting from the issuance of the Shares or of the offering of the Offered ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiary have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(rr)    No Restrictions on Subsidiary. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
(ss)    No Broker’s Fees. Neither the Company nor its subsidiary is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the issuance and delivery of the Shares and offering and sale of the Offered ADSs.
(tt)    No Registration Rights. No person has the right to require the Company or its subsidiary to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Offered ADSs.
(uu)    No Stabilization. Neither the Company nor its subsidiary nor affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered ADSs or the Common Shares listed on the SIX.
(vv)    Margin Rules. Neither the issuance, sale and delivery of the Offered ADSs nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(ww)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(xx)    Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
(yy)    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
(zz)    Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered ADSs and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.
(aaa)    No Ratings. There are (and prior to the Closing Date, will be) no debt securities, convertible securities or preferred stock issued or guaranteed by the Company or its subsidiary that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.
(bbb)    Preclinical and Clinical trials. (i) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the preclinical studies and clinical trials conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company or its subsidiary, or in which the Company or its subsidiary have participated, that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as applicable, were, and if still pending are, being conducted in all material respects in accordance with the protocols submitted to the U.S. Food and Drug Administration (the “FDA”), the European Medicines Agency (the “EMA”), Swiss Agency for Therapeutic Products (“swissmedic”), Swiss Association of Research Ethics Committees (“swissethics”) and other applicable regulatory authorities (including, without limitation, any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA, EMA, swissethics and swissmedic) (collectively, the “Regulatory Authorities”), the applicable rules and regulations of the Regulatory Authorities, and current Good Clinical Practices and Good Laboratory Practices; (ii) the descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus of the results of such studies and trials are accurate in all material respects and fairly present the data derived therefrom; (iii) the Company has no knowledge of any other studies or trials not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the results of which are inconsistent with the results described or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iv) the Company and its subsidiary have operated at all times and are currently in compliance, in all material respects, with all applicable statutes, rules and regulations of the Regulatory Authorities; (v) the Company has provided the Underwriters with all material written notices and correspondence and summaries of all other material information, as applicable, from the Regulatory Authorities; and (vi) neither the Company nor its subsidiary have received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, material modification or suspension of any preclinical studies or clinical trials that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s knowledge, there are no reasonable grounds for the same.
(ccc)    Regulatory Filings. The Company has not failed to file with the Regulatory Authorities any material required filing, declaration, listing, registration, report or submission with respect to the Company’s product candidates that are described or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus; all material such filings, declarations, listings, registrations, reports or submissions, as applicable, were in compliance with applicable laws when filed; and no material deficiencies regarding compliance with applicable law have been asserted by any applicable Regulatory Authority with respect to any such filings, declarations, listings, registrations, reports or submissions. No investigational new drug application or comparable submission filed by or on behalf of the Company or its subsidiary with any applicable Regulatory Authority has been terminated or suspended by such applicable

Regulatory Authority. The Company has obtained (or caused to be obtained) informed consent by or on behalf of each human subject who participated in a company trial. In using or disclosing patient information received by the Company or its subsidiary in connection with a company trial, the Company has complied in all material respects with all applicable laws and regulatory rules or requirements, including, without limitation, Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d et seq., (“HIPAA”) and the rules and regulations thereunder. To the Company's knowledge, none of the Company's trials involved any investigator who has been disqualified as a clinical investigator or has been found by the applicable Regulatory Authority to have engaged in scientific misconduct. In addition, the Company is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Regulatory Authority or other governmental entity; and neither the Company nor any of its employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to an inquiry, investigation, proceeding or other similar action by a Regulatory Authority or other governmental entity that could reasonably be expected to result in debarment, suspension, or exclusion.
(ddd)    Stamp Taxes. Except for any net income or capital gains taxes imposed on the Underwriters by Switzerland or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement and the Transaction Documents) between the Underwriters and Switzerland, no stamp or other issuance or transfer taxes or duties (including, but not limited to Swiss federal securities turnover tax (Umsatzabgabe) and Swiss issuance stamp tax (Emissionsabgabe)) and no capital gains, income, withholding, value added or other taxes are payable by or on behalf of the Underwriters in Switzerland or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of the Transaction Documents, (B) the issuance and delivery of the Shares and the Offered ADSs in the manner contemplated by this Agreement and the Prospectus or (C) the sale and delivery by the Underwriters of the Offered ADSs as contemplated herein and in the Prospectus.
(eee)    No Immunity. Neither the Company nor its subsidiary or their properties or assets has immunity under Swiss, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Swiss, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or its subsidiary or any of their properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by the Transaction

Documents, may at any time be commenced, the Company has, pursuant to Section 19(e) of this Agreement, waived, and it will waive, or will cause its subsidiary to waive, such right to the extent permitted by law.
(fff)     Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon any of the Transaction Documents would, as a rule, be declared enforceable against the Company by the courts of Switzerland.
(ggg)    Valid Choice of Law. This Agreement is in proper form under the laws of Switzerland for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in Switzerland of this Agreement. The choice of laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of Switzerland and will be honored by the courts of Switzerland, subject to the restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company has the power to submit, and pursuant to Section 19(b) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.
(hhh)    Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 9 hereof do not contravene Swiss law or public policy.
(iii)    Passive Foreign Investment Company. The Company does not expect to be a “passive foreign investment company” as defined in Section 1297 of the Code for the year ended December 31, 2020.
(jjj)    Dividends. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no approvals are currently required in Switzerland in order for the Company to pay dividends or other distributions declared by the Company to the holders of Shares. Under current laws and regulations of Switzerland and any political subdivision thereof, any amount payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid in freely convertible CHF and, except for certain restrictions with respect to national and international sanctions relating to certain countries and freely transferred out of Switzerland without the necessity of obtaining any governmental authorization in Switzerland or any political subdivision or taxing authority thereof or therein, and except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no such payments made to the holders thereof or therein who are nonresidents of Switzerland will be subject to income, withholding or other taxes under laws and regulations of Switzerland or any political subdivision or taxing authority thereof or therein.

(kkk)    Legality. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, this Agreement or the Offered ADSs in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.
(lll)    Legal Action. A holder of the Shares and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in Switzerland may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.
(mmm)    Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.
(nnn)    No Approval. It is not necessary under the laws of Switzerland (i) to enable the Underwriters to enforce their rights under this Agreement, to enable any holder of Shares to enforce their respective rights thereunder, provided that they are not otherwise engaged in business in Switzerland or (ii) solely by reason of the execution, delivery or consummation of this Agreement for any of the Underwriters or any holder of Shares of the Company to be qualified or entitled to carry out business in Switzerland.
(ooo)    No Transfer. Except as reported in accordance with the rules and regulations for management transactions of SIX, since January 1, 2021, none of the Company or its subsidiary or any of its directors, officers or employees has entered into any agreements with third parties relating to the offer, sale, transfer, distribution, delivery or other realization of the economic value of any Common Shares.
(ppp)    No Planned Acquisition in Kind. The Company does not intend to acquire any assets out of the proceeds from the issuance of the Shares and the and offering and sale of the Offered ADSs which intention would warrant a disclosure as a planned acquisition in kind in the sense of article 628 para 2 of the Swiss Code of Obligations.
6.    Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:
(a)    Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.
(b)    Delivery of Copies. The Company will deliver, without charge, (i) to each Representative, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter, upon the request of such Underwriter, (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered ADSs as in the opinion of counsel for the Underwriters a prospectus relating to the Offered ADSs is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Offered ADSs by any Underwriter or dealer.
(c)    Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.
(d)    Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing (which confirmation may be delivered by electronic mail), (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority (including stock exchange authorities) of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or, to the knowledge of the Company, threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Offered ADSs for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Offered ADSs and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.
(e)    Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and SIX, in its capacity as reviewing body, and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with applicable law.

(f)    Blue Sky Compliance. The Company will use its reasonable best efforts, with the Representatives’ cooperation, if necessary, to qualify the Offered ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will use its commercially reasonable best efforts to continue such qualifications in effect so long as required for distribution of the ADSs; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
(g)    Earning Statement. The Company will timely make generally available to its security holders and the Representatives as soon as reasonably practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that the Company will be deemed to have made available to its security holders and the Representatives such statements to the extent they are filed on the Commission’s Electronic Data Gathering Analysis and Retrieval system.
(h)    Clear Market. For a period of 90 days after the date of the Prospectus (the “Restricted Period”), the Company will not (i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, grant instruction rights (Weisungsrechte) pursuant to article 25 of the Swiss Federal Intermediated Securities Act or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any Common Shares or ADSs or any securities convertible into or exercisable or exchangeable for Common Shares or ADSs, (ii) enter into any swap, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or ADSs or any such other securities, or (iii) announce its intention to do any of the foregoing (including by proposing a capital increase to its shareholders) whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares, ADSs or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than any Common Shares to be issued and Offered ADSs to be sold hereunder.
The restrictions described above do not apply to (i) the issuance of Common Shares or securities convertible into or exercisable for Shares pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of PSUs or RSUs (including net settlement), in each case outstanding on the date of this Agreement and described in the Prospectus; (ii) grants of stock options, stock awards, restricted stock, PSUs, RSUs, or other equity awards and the issuance of Common Shares or securities convertible into or exercisable or exchangeable for Common Shares (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in the Prospectus; and (iii) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer or disposition of Common Shares or ADSs, provided that (A) such plan does not provide for the transfer or disposition of Common Shares or ADSs during the Restricted Period and (B) no filing by any party under the Exchange Act (or equivalent thereof in non-U.S. jurisdictions), notification of a management transaction pursuant to the regulations of the SIX or other public announcement shall be required or made voluntarily in connection with such trading plan; and (iv) the sale or issuance of or entry into an agreement to sell or issue Common Shares, ADSs or any securities convertible into or exercisable or exchangeable for Common Shares or ADSs in connection with one or more mergers; acquisitions of securities, businesses, property or other assets, products or technologies; joint ventures; commercial relationships or other strategic corporate transactions or alliances; provided that the aggregate amounts of Common Shares, ADSs or any securities convertible into or exercisable or exchangeable for Common Shares or ADSs (on an as-converted, as-exercised or as-exchanged basis) that the Company may sell or issue or agree to sell or issue pursuant to this paragraph shall not exceed 10% of the total number of Common Shares or ADSs of the Company issued and outstanding immediately following the completion of the transactions contemplated by this Agreement determined on a fully-diluted basis, and provided further that each recipient of Common Shares, ADSs or any securities convertible into or exercisable or exchangeable for Common Shares or ADSs pursuant to this clause (iv) shall execute a lock-up agreement substantially in the form of Exhibit D hereto with respect to the remaining portion of the Restricted Period.
If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 8(r) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver substantially in the form of Exhibit B hereto at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service and via the push and pull systems prescribed by the SIX at least two business days before the effective date of the release or waiver.
(i)    Use of Proceeds. The Company will apply the net proceeds from the issuance of the Shares and sale of the Offered ADSs as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds”.
(j)    Securities Book and Intermediated Securities. The Company undertakes to keep an uncertificated securities book (Wertrechtebuch) in accordance with article 973c paragraph 2 of the Swiss Codes of Obligations. The Company further undertakes to cause SIX SIS AG to keep a main register (Hauptregister) according to article 6 para 1 subsection c of the Swiss Federal Intermediated Securities Act, reflecting the number of the Company’s uncertificated securities qualifying as intermediated securities (Bucheffekten).
(k)    No Stabilization. Neither the Company nor its subsidiary or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered ADSs or the Common Shares listed on the SIX.
(l)    Nasdaq Listing. The Company will use its reasonable best efforts to list, subject to official notice of issuance, the Offered ADSs on the Nasdaq Global Market (the “Nasdaq Market”).
(m)    SIX Listing. In connection with the application to listing and to trading of the Shares on the SIX, the Company shall furnish from time to time any and all documents, instruments, information and undertakings, published all advertisements and other material that are necessary in order to effect and maintain such listing and take all other such actions as may be required by the SIX in order to comply with the requirements of the Listing Rules and the Company further undertakes to comply with all conditions necessary for the maintenance of the listing and trading of the Shares on the SIX included in the Listing Rules, and in particular the duty of notifying the market in the event of developments relevant to the share price (ad-hoc publicity), and any other duty of material notification to the SIX. In particular and with respect to the transactions contemplated by this Agreement, the Company will ensure that the members of its Board of Directors and of its executive management comply with article 56 of the Listing Rules regarding the notification of management transactions in the event of a purchase or sale of ADSs. The Company will not take any action which may prejudice the application for listing of the Shares on the SIX or could otherwise result in the listing of the Shares on the SIX not being effective.
(n)    Filing of Prospectus in Switzerland. The Company will comply with the requirements set out in article 70 of the Swiss Financial Services Ordinance.
(o)    Reports. For a period of one year from the date of this Agreement, so long as the Shares are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares or ADSs, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.
(p)    Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
(q)    Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(r)    Emerging Growth Company; Foreign Private Issuer. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company or a Foreign Private Issuer at any time prior to the later of (i) completion of the distribution of Offered ADSs within the meaning of the Securities Act and (ii) completion of the 90-day restricted period referred to in Section 6(h) hereof.
(s)    [Reserved].
(t)    Certification Regarding Beneficial Owners. The Company will deliver to the Representatives, on the date of execution of this Agreement, properly completed and executed Certifications Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.
(u)    Taxes. All sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made.
(v)    Value Added Tax. All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.
(w)    Tax Indemnity. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, issue, registration, sales, transfer or similar taxes or duties, including any interest and penalties, on the issuance and delivery of the Shares and the offer and sale of the ADSs by the Company to the Underwriters and on the execution and delivery of this Agreement including, but not limited to Swiss federal securities turnover tax (Umsatzabgabe) and Swiss issuance stamp tax (Emissionsabgabe).
7.    Certain Agreements of the Underwriters.    Each Underwriter hereby represents and agrees that:
(a)    It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any

Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 5(c) or Section 6(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).
(b)    It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Offered ADSs unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.
(c)    It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
8.    Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten ADSs on the Closing Date or the Option ADSs on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:
(a)    Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act), with SIX (in the case that such filing is required), in its capacity as reviewing body, and in accordance with Section 6(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.
(b)    Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.
(c)    No Material Adverse Change. No event or condition of a type described in Section 5(m) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
(d)    Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 5(b) and 5(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (b) and (c) above and (iv) no ad hoc publicity notices are in preparation, are withheld, or would need to be published to give an accurate picture of the business, financial condition, results of operations or prospects of the Company.
(e)    Comfort Letters. [(i)] On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, KPMG AG (Zurich) shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.
[(ii) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.]
(f)    Opinion and 10b-5 Statement of U.S. Counsel for the Company. Cooley LLP, as U.S. counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(g)    Opinion of Swiss Counsel for the Company. Homburger AG, as Swiss counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.
(h)    Opinion of IP Counsel for the Company. Sterne, Kessler, Goldstein & Fox P.L.L.C., intellectual property counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.
(i)    Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(j)    Opinion of Counsel for the Depositary. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, addressed to the Underwriters with respect to such matters as the Representatives may reasonably request and in form and substance reasonably satisfactory to the Representatives.
(k)    No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority (including stock exchange authorities) that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Offered ADSs; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Offered ADSs.
(l)    Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing (or their jurisdictional equivalent, if any) of the Company and its subsidiary in their respective jurisdictions of organization and their good standing (or their jurisdictional equivalent, if any) in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m)    Exchange Nasdaq Listing. The ADSs to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the Nasdaq Market, subject to official notice of issuance.
(n)    SIX Listing. The SIX shall have given its approval to the listing and trading of the Shares, effective as of the [first day of trading on SIX], without imposing on any of the parties any limitation, commitment or restriction that is material in the context of the transactions contemplated by the Transaction Agreements, and such approval shall not have been withdrawn.
(o)    SIX Letter. Homburger AG acting as the Company’s recognized representative for the listing of the Shares on the SIX, shall have received by the date hereof the original of an issuer’s declaration (Emittentenerklärung) pursuant to article 45 of the Listing Rules.
(p)    Register Extract. The Representatives, Advestra AG, the Settlement Agent and areg.ch shall have received a pdf-copy of a certified excerpt from the Commercial Register of the Canton of Zurich evidencing that the [Capital Increase] has been duly registered.
(q)    Uncertificated Securities Book: The Representatives and Advestra AG shall have received no later than on the Capital Increase Date or Option Capital Increase Date, as applicable, a pdf-copy of the duly signed excerpt of the Company’s uncertificated securities book, evidencing the creation of the Underwritten Shares or Option Shares, as applicable, in the form of intermediated securities (Wertrechte) and the Settlement Agent as the first holders of the Shares.
(r)    Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between you and certain officers and directors of the Company relating to sales and certain other dispositions of Common Shares, ADSs or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or the Additional Closing Date, as the case may be.
(s)    Certificates at Closing Date. The Depositary shall have furnished or caused to be furnished to the Representatives at the Closing Date or Additional Closing Date, as the case may be, certificates reasonably satisfactory to the Representatives evidencing the deposit with the custodian for the Depositary or its nominee of the Shares being so deposited against issuance of the Offered ADSs to be delivered by the Company at the Closing Date or Additional Closing Date, as the case may be, and the execution, countersignature (if applicable), issuance and delivery of such Offered ADSs pursuant to the Deposit Agreement.
(t)    Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
9.    Indemnification and Contribution.
(a)    Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (b) below.
(b)    Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable and documented legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” and the information contained in the [thirteenth and fourteenth] paragraphs under the caption “Underwriting.”
(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation (including by any stock exchange)), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement.

Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
(d)    Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Offered ADSs or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Offered ADSs and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Offered ADSs. The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)    Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any documented legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered ADSs exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.
(f)    Non-Exclusive Remedies. The remedies provided for in this Section 9 paragraphs (a) through (e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
10.    Effectiveness of Agreement. This Agreement shall become effective as of the date first written above upon the execution and delivery hereof by the parties hereto.
11.    Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option ADSs, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by either the New York Stock Exchange, The Nasdaq Stock Market or the SIX; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on SIX or any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or authorities in Switzerland; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
12.    Defaulting Underwriter.
(a)    If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Offered ADSs that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Offered ADSs by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Offered ADSs, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Offered ADSs on such terms. If other persons become obligated or agree to purchase the Offered ADSs of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 13, purchases Offered ADSs that a defaulting Underwriter agreed but failed to purchase.
(b)    If, after giving effect to any arrangements for the purchase of the Offered ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Offered ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Offered ADSs to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Offered ADSs that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Offered ADSs that such Underwriter agreed to purchase on such date) of the Offered ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
(c)    If, after giving effect to any arrangements for the purchase of the Offered ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Offered ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Offered ADSs to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Offered ADSs on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 14 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.
(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.
13.    Payment of Expenses.
(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and the Offered ADSs and any taxes payable in that connection (including, without limitation, the cost of any share register, any book or records required under Swiss Federal Intermediated Securities Act, clearing arrangements with SIX SIS AG, notarization fees and filing fees with the competent commercial register, but not including any taxes measured by or based on income (or comparable measures) imposed on the Underwriters); (ii) the costs incident to the preparation, printing and filing under the Securities Act and the Swiss Financial Services Act of the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the reasonable and documented fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Offered ADSs under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; provided that any fees and expenses of counsel for the Underwriters pursuant to clause (v) above and this clause (viii) shall not exceed $30,000 in the aggregate; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; (x) all expenses and application fees related to the listing of the Offered ADSs on the Nasdaq Market; and (xi) all expenses and fees (including stock exchange levies) related to the listing of the Shares on the SIX.
(b)    If (i) this Agreement is terminated pursuant to Section 11, (ii) the Company for any reason fails to tender the Offered ADSs for delivery to the Underwriters (other than by reason of a default by any Underwriter pursuant to Section 12 of this Agreement) or (iii) the Underwriters decline to purchase the Offered ADSs for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all documented out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby. For the avoidance of doubt, it is understood that the Company shall not pay or reimburse any costs, fees or expenses of any Underwriter that defaults on its obligation to purchase the Offered ADSs.
14.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Offered ADSs from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
15.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Offered ADSs and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 9 hereof.

16.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
17.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
18.    Miscellaneous.
(a)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention Equity Syndicate Desk; c/o SVB Leerink LLC, 1301 Avenue of the Americas, 12th Floor, New York, New York 10019, Attention: Stuart R. Nayman, Esq.; and c/o Cowen and Company, LLC, Attention: Head of Equity Capital Markets (fax: (646) 562-1249), with a copy to the General Counsel (fax: (646) 562-1124). Notices to the Company shall be given to it at Molecular Partners AG, Wagistrasse 14, 8952 Zurich-Schlieren, Switzerland; Attention: General Counsel.
(b)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.
(c)    Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment. The Company irrevocably appoints Molecular Partners Inc., located at 245 Main Street, Cambridge, MA 02142, United States of America , as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 19, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.
(d)    Judgment Currency. The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.
(e)    Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Switzerland, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.
(f)    Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.
(g)    Recognition of the U.S. Special Resolution Regimes.
(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
As used in this Section 19(g):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
(h)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
(i)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
(j)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

MOLECULAR PARTNERS AG

By:
Name:
Title:
Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC SVB LEERINK LLC COWEN AND COMPANY, LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

J.P. MORGAN SECURITIES LLC

By:
Authorized Signatory

SVB LEERINK LLC

By:
Authorized Signatory

COWEN AND COMPANY, LLC

By:
Authorized Signatory

Schedule 1

Underwriter	Number of Underwritten ADSs
J.P. Morgan Securities LLC
SVB Leerink LLC
Cowen and Company, LLC
RBC Capital Markets, LLC
Kempen & Co. U.S.A., Inc.

Total

Annex A
a.          Pricing Disclosure Package
[●]
b.     Pricing Information Provided Orally by Underwriters
Public Offering Price:
Number of Underwritten ADSs:
Number of Option ADSs:

Annex B
Written Testing-the-Waters Communications
[None]

ANNEX C
Molecular Partners AG
Pricing Term Sheet
[None.]

Exhibit A
Testing the waters authorization (to be delivered by the issuer to the Representatives in email or letter form)
In reliance on Section 5(d) of the Securities Act of 1933, as amended (the “Act”), Molecular Partners AG (the “Issuer”) hereby authorizes J.P. Morgan Securities LLC (“J.P. Morgan”), SVB Leerink LLC (“SVB Leerink”), Cowen and Company, LLC (“Cowen”), Kempen & Co U.S.A., Inc. (“Kempen & Co”) and their respective affiliates and employees, to engage on behalf of the Issuer in oral and written communications with potential investors that are “qualified institutional buyers”, as defined in Rule 144A under the Act, or institutions that are “accredited investors”, within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act, to determine whether such investors might have an interest in the Issuer’s contemplated initial public offering (“Testing-the-Waters Communications”). A “Written Testing-the Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.
The Issuer represents that it is an “emerging growth company” as defined in Section 2(a)(19) of the Act (“Emerging Growth Company”) and agrees to promptly notify J.P. Morgan, SVB Leerink, Cowen and Kempen & Co in writing if the Issuer hereafter ceases to be an Emerging Growth Company while this authorization is in effect. If at any time following the distribution of any Written Testing-the-Waters Communication there occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Issuer will promptly notify J.P. Morgan, SVB Leerink, Cowen and Kempen & Co and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.
Nothing in this authorization is intended to limit or otherwise affect the ability of J.P. Morgan, SVB Leerink, Cowen and Kempen & Co and their respective affiliates and employees, to engage in communications in which they could otherwise lawfully engage in the absence of this authorization, including, without limitation, any written communication containing only one or more of the statements specified under Rule 134(a) under the Act. This authorization shall remain in effect until the Issuer has provided to J.P. Morgan, SVB Leerink, Cowen and Kempen & Co a written notice revoking this authorization. All notices as described herein shall be sent by email to the attention of David Ke at david.ke@jpmorgan.com, Patrick Morley at patrick.morley@svbleerink.com, Mariel Healy at mariel.healy@cowen.com with copies to Yasin Keshvargar at yasin.keshvargar@davispolk.com and Kathrin Erfurth at Kathrin.Erfurth@kempen.com with copies to equitycapitalmarkets@kempen.com.

Exhibit B
J.P. MORGAN SECURITIES LLC
SVB LEERINK LLC
COWEN AND COMPANY, LLC
Corporation
Public Offering of American Depositary Shares
, 2021
[Name and Address of
Officer or Director
Requesting Waiver]
Dear Mr./Ms. [Name]:
This letter is being delivered to you in connection with the offering by Molecular Partners AG (the “Company”) of ______ American Depositary Shares, representing _____ com-mon shares with a nominal value of CHF 0.10 each (the “Common Shares’) of the Company (the “ADSs”) and the lock-up letter dated__________________, 2021 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated__________________, 2021, with respect to ______ ADSs.
J.P. Morgan Securities LLC, SVB Leerink LLC and Cowen and Company, LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the ADSs, effective __________________, 2021; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service and via the push and pull systems prescribed by the SIX at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].
Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

[Signature of J.P. Morgan Securities LLC Representative]

[Name of J.P. Morgan Securities LLC Representative]

[Signature of SVB Leerink LLC Representative]

[Name of SVB Leerink LLC Representative]

[Signature of Cowen and Company, LLC Representative]

[Name of Cowen and Company, LLC Representative]

cc: Molecular Partners AG

Exhibit C
[Form of Press Release]
Molecular Partners AG
[Date]
Molecular Partners AG (“Company”) announced today that J.P. Morgan Securities LLC, SVB Leerink LLC and Cowen and Company, LLC, joint book-running managers in the Company’s recent public sale of ____ American Depositary Shares (“ADSs”), representing _____ common shares with a nominal value CHF 0.10 each, are [waiving] [releasing] a lock-up restriction with respect to _____ ADSs of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on ____________________, 2021, and the ADSs may be sold on or after such date.
This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit D
FORM OF LOCK-UP AGREEMENT
___________, 2021

J.P. Morgan Securities LLC
SVB Leerink LLC
Cowen and Company, LLC

As Representatives of the
several Underwriters listed
in Schedule 1 to the Underwriting Agreement defined below

c/o J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

c/o SVB Leerink LLC One Federal Street, 37th Floor Boston, MA 02110

c/o Cowen and Company, LLC 599 Lexington Avenue New York, New York 10022
Re:    Molecular Partners AG --- Public Offering
Ladies and Gentlemen:
The undersigned understands that you, as Representatives of the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Molecular Partners AG, a company limited by shares (Aktiengesellschaft) organized under the laws of Switzerland (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriters of American Depositary Shares (“ADSs”) of the Company representing common shares, par value CHF 0.10 per share (the “Common Shares” and, together with the ADSs, the “Equity Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.
In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, and will not cause any direct or indirect affiliate to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, grant instruction rights (Weisungsrechte) pursuant to article 25 of the Swiss Federal Intermediated Securities Act or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company or any securities convertible into or exercisable or exchangeable for Equity Securities (including without limitation, Equity Securities or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Swiss law and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Equity Securities, “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise. The undersigned further confirms that it has furnished the Representatives with the details of any transaction the undersigned, or any of its affiliates, is a party to as of the date hereof, which transaction would have been restricted by this Letter Agreement if it had been entered into by the undersigned during the Restricted Period.
Notwithstanding the foregoing, the undersigned may:
(a) transfer or dispose of the undersigned’s Lock-Up Securities:
(i) as a bona fide gift or gifts, or for bona fide estate planning purposes,
(ii) by will, other testamentary document or intestacy,
(iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),
(iv) to a corporation, partnership, limited liability company, trust or other entity of which the undersigned and/or one or more members of the immediate family of the undersigned are, directly or indirectly, the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above,
(vi) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution or other transfer to general or limited partners, members or shareholders of, or other holders of equity in the undersigned,
(vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement,
(viii) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee,
(ix) as part of a sale of the undersigned’s Lock-Up Securities acquired in open market transactions after the closing date for the Public Offering,
(x) to the Company in connection with the vesting, settlement, or exercise of restricted share units, options, warrants or other rights to purchase shares of Equity Securities (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price, nominal value, social security and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted share units, options, warrants or rights, provided that any such shares of Equity Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, and provided further that any such restricted share units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a share incentive plan or other equity award plan or other arrangement, each such agreement, plan or other arrangement which is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or
(xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement;

provided that (A) in the case of any transfer, disposition or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement, (B) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (ix), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or equivalent thereof in non-U.S. jurisdictions), notification of a management transaction pursuant to the regulations of the SIX or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 under the Exchange Act (or equivalent thereof in non-U.S. jurisdictions) made after the expiration of the Restricted Period referred to above) and (C) in the case of any transfer, disposition or distribution pursuant to clause (a)(vii), (viii) and (x) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act (or equivalent thereof in non-U.S. jurisdictions), or other public filing, report or announcement reporting a reduction in beneficial ownership of Equity Securities in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;
(b) exercise outstanding options, settle restricted share units or other equity awards or exercise warrants granted pursuant to plans or other equity compensation arrangements or exercise warrants, in each case described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that any Lock-up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement and the respective transaction does not trigger a notification of a management transaction pursuant to the regulations of the SIX;
(c) deposit Common Shares with the depositary, in exchange for the issuance of ADSs, or the cancellation of ADSs in exchange for the issuance of Common Shares; provided that such ADSs or Common Shares issued pursuant to this clause (c) held by the undersigned shall remain subject to the terms of this Letter Agreement;
(d) convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities into Equity Securities or warrants to acquire Equity Securities; provided that any Equity Securities or warrants received upon such conversion shall be subject to the terms of this Letter Agreement and the respective transaction does not trigger a notification of a management transaction pursuant to the regulations of the SIX; and
(e) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer or disposition of shares of Lock-Up Securities; provided that (1) such plans do not provide for the transfer or disposition of Lock-Up Securities during the Restricted Period and (2) no filing by any party under the Exchange Act (or equivalent thereof in non-U.S. jurisdictions), notification of a management transaction pursuant to the regulations of the SIX or other public announcement shall be required or made voluntarily in connection with such trading plan.
If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange

Act) beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.
If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Securities the undersigned may purchase in the Public Offering.
If the undersigned is an officer or director of the Company, (i) the Representatives on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Lock-Up Securities, the Representatives on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company will agree in the Underwriting Agreement to announce the impending release or waiver through a major news service and via the push and pull systems prescribed by the SIX at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such announcement. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or that is to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.
In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Letter Agreement, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.
This Letter Agreement shall automatically, and without any action on the part of any other party, terminate and be of no further force and effect, and the undersigned shall automatically be released from all obligations under this Letter Agreement if: (i) the Underwriting Agreement does not become effective by September 30, 2021; (ii) the

Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs to be sold thereunder; (iii) either the Company, on the one hand, or the Representatives, on the other hand, notifies the other in writing prior to the execution of the Underwriting Agreement that it does not intend to proceed with the Public Offering; or (iv) the registration statement filed with the Securities and Exchange Commission in connection with the Public Offering is withdrawn prior to the execution of the Underwriting Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.
This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Letter Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Very truly yours,

[NAME OF SHAREHOLDER]

By:
Name:
Title: